UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

1650 Technology Drive, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 29, 2007, Magma Design Automation, Inc. (“Magma”) entered into a settlement agreement with Synopsys, Inc. (“Synopsys”) pursuant to which Magma and Synopsys agreed to settle all pending litigation between them. As part of the settlement, (i) Synopsys and Magma agreed to release all claims in both California and Delaware and to cross license the patents at issue in these jurisdictions as well as any related applications; (ii) both companies agreed not to initiate future patent litigation against each other for two years provided certain terms are met; (iii) Magma agreed to make a payment to Synopsys of $12,500,000 toward the settlement of this dispute; and (iv) all other terms of the settlement are confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.
Dated: March 30, 2007
	By:	/s/ Peter. S. Teshima
Peter S. Teshima
Corporate Vice President- Finance and Chief Financial Officer